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             LINCOLN NATIONAL CAPITAL APPRECIATION FUND, INC.
                         ARTICLES SUPPLEMENTARY

To the State Department
of Assessments and Taxation
State of Maryland

    FIRST: The name of the corporation (the "corporation") is LINCOLN NATIONAL CAPITAL APPRECIATION FUND, INC.

    SECOND: In accordance with Maryland General Corporation Law, Section 2-105(c), the Board of Directors of the corporation has, by resolution, authorized an increase in the total number of shares of capital stock that the corporation has authority to issue.

    THIRD: Immediately before the increase, the total number of shares of stock that the Corporation had authority to issue was 50,000,000 shares, with the par value of $.01 per share, all of which were of a single class designated Common Stock, such shares having an aggregate par value of $500,000.

    After the increase, the total number of shares of stock that the corporation shall have authority to issue is 100,000,000 shares, with the par value of $.01 per share, all of which shall be of a single class designated Common Stock, such shares having an aggregate par value of $1,000,000.

    FOURTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

    IN WITNESS WHEREOF, Lincoln National Capital Appreciation Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries on February 14, 2000.

ATTEST:                        LINCOLN NATIONAL CAPITAL
                               APPRECIATION FUND, INC.

/s/ Cynthia A. Rose            /s/ Kelly D. Clevenger
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Cynthia A. Rose, Secretary     Kelly D. Clevenger, Chairman & President


    THE UNDERSIGNED, Kelly D. Clevenger, Chairman and President, of Lincoln National Capital Appreciation Fund, Inc., who executed on behalf of said corporation, the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                        /s/ Kelly D. Clevenger
                               ------------------------------------------
                               Kelly D. Clevenger, Chairman & President


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                               STATE OF MARYLAND
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    I hereby certify that this is a true and complete copy of the 2 page document on file in this office.
                           DATED: 2/24/00.
               STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

            BY:                                      Custodian
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    This stamp replaced our previous certification system. Effective 6/95.
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